Exhibit 5
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                       OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200





                                           September 3, 1996







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                    Re:  E-Z-EM, Inc.
                         Registration Statement on Form S-8
                         ----------------------------------

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated September 3, 1996 (the "Registration Statement"), filed with the Securities and Exchange Commission by E-Z-EM, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 200,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's 1983 Stock Option Plan (the "1983 Plan") and the Company's 1984 Directors and Consultants stock Option Plan (the "1984 Plan" and together with the 1983 Plan, the "Plans").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plans and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of


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all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plans, will be duly and validly issued, fully paid and non-assessable.


                                      Very truly yours,


                                      OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP